Exhibit 3.1.7

CERTIFICATE OF ELIMINATION OF THE
SERIES A CONVERTIBLE REDEEMABLE PREFERRED STOCK
SERIES B CONVERTIBLE REDEEMABLE PREFERRED STOCK,
SERIES C CONVERTIBLE REDEEMABLE PREFERRED STOCK
SERIES A-3 CUMULATIVE CONVERTIBLE PREFERRED STOCK AND
SERIES B-1 CUMULATIVE CONVERTIBLE PREFERRED STOCK
OF
FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

Pursuant to Section 151(g)
of the General Corporation Law
of the State of Delaware

Fusion Telecommunications International, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the "General Corporation Law"), hereby certifies as follows:

1. That, pursuant to Section 151 of the General Corporation Law and authority granted in the Certificate of Incorporation of the Company, as theretofore amended, the Board of Directors of the Company by resolution duly adopted, designated a series of 1,100,000 shares of Series A Convertible Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and on July 1, 2002, filed a Certificate of Designation (the “Series A Designation”) with respect to the Series A Preferred Stock in the office of the Secretary of State of the State of Delaware (the "Secretary of State").

2. That, pursuant to Section 151 of the General Corporation Law and authority granted in the Certificate of Incorporation of the Company, as theretofore amended, the Board of Directors of the Company by resolution duly adopted, designated a series of 1,500,000 shares of Series B Convertible Redeemable Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”) and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and on December 12, 2002, filed a Certificate of Designation (the “Series B Designation”) with respect to the Series B Preferred Stock in the office of the Secretary of State.

3. That, pursuant to Section 151 of the General Corporation Law and authority granted in the Certificate of Incorporation of the Company, as theretofore amended, the Board of Directors of the Company by resolution duly adopted, designated a series of 110,000 shares of Series C Convertible Redeemable Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”) and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and on December 18, 2003, filed a Certificate of Designation (the “Series C Designation”) with respect to the Series C Preferred Stock in the office of the Secretary of State.

4. That, pursuant to Section 151 of the General Corporation Law and authority granted in the Certificate of Incorporation of the Company, as theretofore amended, the Board of Directors of the Company by resolution duly adopted, designated a series of 700 shares of Series A-3 Cumulative Convertible Preferred Stock, par value $0.01 per share (the “Series A-3 Preferred Stock”) and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and on September 7, 2007, filed a Certificate of Designation (the “Series A-3 Designation”) with respect to the Series A-3 Preferred Stock in the office of the Secretary of State.

5. That, pursuant to Section 151 of the General Corporation Law and authority granted in the Certificate of Incorporation of the Company, as theretofore amended, the Board of Directors of the Company by resolution duly adopted, designated a series of 21,240 shares of Series B-1 Cumulative Convertible Preferred Stock, par value $0.01 per share (the “Series B-1 Preferred Stock” and together with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series A-3 Preferred Stock, the “Preferred Stock”) and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and on October 18, 2012, filed a Certificate of Designation (the “Series B-1 Designation” and together with the Series A Certificate of Designation, the Series B Certificate of Designation, the Series C Certificate of Designation and the Series A-3 Certificate of Designation, the “Certificates of Designation”) with respect to the Series B-1 Preferred Stock in the office of the Secretary of State.

6. That no shares of said Preferred Stock are outstanding and no shares thereof will be issued subject to said Certificates of Designation.

7. That the Board of Directors of the Company has duly adopted the following resolutions:

WHEREAS, by resolution of the Board of Directors of the Fusion Telecommunications International, Inc. (the “Company”) and by a Certificate of Designation (the “Series A Certificate of Designation”) filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on July 1, 2002, the Company designated a series of 1,100,000 shares of Series A Convertible Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof;

WHEREAS, by resolution of the Board of Directors of the Company and by a Certificate of Designation (the “Series B Certificate of Designation”) filed in the office of the Secretary of State on December 12, 2002, the Company designated a series of 1,500,000 shares of Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”) and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof;

WHEREAS, by resolution of the Board of Directors of the Company and by a Certificate of Designation (the “Series C Certificate of Designation”) filed in the office of the Secretary of State on December 12, 2002, the Company designated a series of 110,000 shares of Series C Convertible Redeemable Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”) and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof;

WHEREAS, by resolution of the Board of Directors of the Company and by a Certificate of Designation (the “Series A-3 Certificate of Designation”) filed in the office of the Secretary of State on September 7, 2007, the Company designated a series of 700 shares of Series A-3 Cumulative Convertible Preferred Stock, par value $0.01 per share (the “Series A-3 Preferred Stock”) and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof;

WHEREAS, by resolution of the Board of Directors of the Company and by a Certificate of Designation (the “Series B-1 Certificate of Designation” together with the Series A Certificate of Designation, the Series B Certificate of Designation, the Series C Certificate of Designation and the Series A-1 Certificate of Designation, the “Certificates of Designation”) filed in the office of the Secretary of State on October 18, 2012, the Company designated a series of 21,240 shares of Series B-1 Redeemable Convertible Preferred Stock, par value $0.01 per share (the “Series B-1 Preferred Stock” and together with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series A-3 Preferred Stock, the “Preferred Stock”) and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof;

WHEREAS, as of the date hereof, no shares of such Preferred Stock are outstanding and no shares of such Preferred Stock will be issued subject to said Certificates of Designation; and

WHEREAS, it is desirable that all matters set forth in the Certificates of Designation with respect to such Preferred Stock be eliminated from the Certificate of Incorporation, as heretofore amended, of the Company.

NOW THEREFORE BE IT RESOLVED, that all matters set forth in the Certificates of Designation with respect to such Preferred Stock be eliminated from the Certificate of Incorporation, as heretofore amended, of the Company; and it is further

RESOLVED, that the officers of the Company be, and hereby are, authorized and directed to file a Certificate with the office of the Secretary of State of Delaware setting forth a copy of these resolutions whereupon all matters set forth in the Certificates of Designation with respect to such Preferred Stock shall be eliminated from the Certificate of Incorporation, as heretofore amended, of the Company.

8. That, accordingly, all matters set forth in the Certificates of Designation with respect to the Preferred Stock be, and hereby are, eliminated from the Certificate of Incorporation, as heretofore amended, of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, Fusion Telecommunications International, Inc. has caused this Certificate to be executed by its duly authorized officer this 13th day of December, 2017.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

By:	/s/ James P. Prenetta, Jr.
Name:	James P. Prenetta, Jr.
Title:	Executive Vice President and General Counsel